UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(303) 595-3331
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 4, 2016, DCP Midstream Partners, LP (the “Partnership”) issued a press release announcing its 2016 financial plan and business outlook. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

As previously announced, Wouter van Kempen, Chairman of the Board and Chief Executive Officer of the general partner (the "General Partner") of the general partner of the Partnership, is scheduled to present at the Spectra Energy Corp analyst and investor meeting on February 4, 2016. Mr. van Kempen's presentation will include remarks on the Partnership's 2016 financial plan and business outlook. Information on accessing the presentation and materials can be found in the attached press release. Spectra Energy Corp and its affiliates own 50% of DCP Midstream, LLC, the owner of the General Partner.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01, including the press release furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 4, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2016	DCP MIDSTREAM PARTNERS, LP

By: DCP Midstream GP, LP
its general partner

By: DCP Midstream GP, LLC
its general partner

By: /s/ Michael S. Richards
Michael S. Richards
Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 4, 2016.